UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2022

Date of Report (Date of earliest event reported)

ELECTRIC LAST MILE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39457	84-2308711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 W. Square Lake Road

Troy, Michigan 48098

(Address of Principal Executive Offices) (Zip Code)

(888) 825-9111

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ELMS	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	ELMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2022, Electric Last Mile, Inc. (“ELM”), a wholly owned subsidiary of Electric Last Mile Solutions, Inc., entered into an amendment (the “Amendment”) to the Land Contract, dated June 25, 2021 (the “Land Contract”), by and between SF Motors, Inc. (d/b/a SERES) (“SERES”) and ELM, effective as of April 30, 2022 (the “Amendment Effective Date”). The Amendment provides that ELM’s monthly payment obligations under the Land Contract shall be (i) for each of April 2022, May 2022, June 2022, and July 2022, an amount equal to fifty percent (50%) of the monthly payment obligations due under the Land Contract prior to the effectiveness of the Amendment, (ii) for each of August 2022, September 2022, October 2022, and November 2022, an amount equal to one hundred fifty percent (150%) of the monthly payment obligations due under the Land Contract prior to the effectiveness of the Amendment, and (iii) for December 2022 and for each month thereafter until the purchase price under the Land Contract is paid in full by ELM to SERES, an amount equal to one hundred percent (100%) of the monthly payment obligations due under the Land Contract prior to the effectiveness of the Amendment. In consideration of the deferral of ELM’s monthly payment obligations due under the Land Contract described in the preceding sentence, ELM agreed to waive, release, and discharge SERES from and against any and all rights, defenses, claims, or causes of action of ELM against SERES that may have arisen under the Land Contract or any lien or collateral in connection therewith prior to the Amendment Effective Date.

Item 1.02	Termination of a Material Definitive Agreement.

On May 27, 2022 (the “Termination Effective Date”), ELM entered into a termination and release (the “Termination of IP Agreement”) of that certain Exclusive IP License Agreement, dated as of April 9, 2021 (the “IP Agreement”), by and between ELM and SERES. The IP Agreement governs ELM’s license of certain intellectual property owned by SERES and Chongqing Sokon Motor (Group) Imp. & Exp. Co., Ltd. used in the design, manufacture, development, marketing, sale, offering for sale, or commercialization of urban utility and commercial vehicles designated as SERES’s EC35 and D51 models. The parties initially entered into the IP Agreement in connection with ELM’s acquisition of the Mishawaka, Indiana manufacturing facility from SERES in June 2021, pursuant to the Land Contract. ELMS currently does not use any of the intellectual property covered by the IP Agreement. The parties agreed to terminate the IP Agreement in connection with their entry into the Amendment, as described in Item 1.01 above.

The Termination of IP Agreement provides that ELM and SERES have (i) terminated the IP Agreement and (ii) waived any and all claims that either of ELM or SERES may have against the other arising out of the IP Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	First Amendment to Land Contract, dated June 25, 2021, by and between SF Motors, Inc. DBA SERES and Electric Last Mile, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2022	ELECTRIC LAST MILE SOLUTIONS, INC.

	By:	/s/ Robert Song
Robert Song
Chief Financial Officer and Treasurer

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